Exhibit 99.1

Gexa Corp Announces 2003 Revenues Top $115 Million

    HOUSTON--(BUSINESS WIRE)--Feb. 18, 2004--Gexa Energy Corp. (OTCBB:GEXC), a Texas Retail Electricity Provider, announced today that the Company's preliminary year-end financial numbers for 2003 were expected to exceed $115 million in operating revenue and slightly over $7 million in EBITDA. The Company expects to timely report its year-end results in late March 2004.
    Neil M. Leibman, Chairman and CEO, said, "Our 2004 prospects are encouraging as our growth continues on an unparalleled path. We are excited about the many prospects the new year brings."
    About Gexa Energy: Gexa Energy is a Texas based retail electric provider, which entered the market as deregulation began on January 1, 2002. The Company offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and improved customer friendly service.

    Forward-Looking Statements:

    Certain statements in this news release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

    CONTACT: Gexa Energy Corp., Houston
             Neil Leibman, 713-961-9399
             investors@gexaenergy.com